EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-42629) of our report dated December 10, 2004, relating to the consolidated financial statements and schedules of SBE, Inc. which appears in the Company's Annual Report on Form 10-K for the year ended October 31, 2004.

/s/ BDO Seidman, LLP

San Francisco, California
January 12, 2005